January 8, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549	Grant Thornton LLP 27777 Franklin Road, Suite 800 Southfield, MI 48034-2368 T 248.262.1950 F 248.350.3581 www.GrantThornton.com

Re: Perceptron, Inc.

File No. 0-20206

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Perceptron, Inc. dated January 8, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,